EXHIBIT 1


                      NAME, PRINCIPAL BUSINESS, AND ADDRESS
                         OF THE DIRECTORS AND EXECUTIVE
                         OFFICERS OF F.N.B. CORPORATION


         DIRECTORS

                   The principal business address of each director and executive officer of F.N.B. Corporation is c/o F.N.B. Corpora-tion, Hermitage Square, Hermitage, Pennsylvania 16148-3389.

         PETER MORTENSEN
         Chairman and President of F.N.B. Corporation and
         Chairman of First National Bank of Pennsylvania
         ("First National Bank"), a subsidiary

         STEPHEN J. GURGOVITS
         Executive Vice President of F.N.B. Corporation and
         President & Chief Executive Officer of First National Bank

         SAMUEL K. SOLLENBERGER
         Vice President of the Corporation and
         President & Chief Executive Officer of The Metropolitan Savings Bank of Ohio ("Metropolitan"), a subsidiary

         W. RICHARD BLACKWOOD
         President of Harry Blackwood Inc. (insurance and real estate)

         WILLIAM B. CAMPBELL
         Retired President, Shenango Steel Erectors, Inc.

         CHARLES T. CRICKS
         President & Chief Executive Officer, Greenwood Pharmacy, a division of Thrift Drug, Inc.

         HENRY M. EKKER, ESQ.
         Attorney at Law, Partner of Ekker, Kuster, & McConnell

         THOMAS C. ELLIOTT
         President & Treasurer, Elliott Bros. Steel Co.
         (steel processor)

         THOMAS W. HODGE
         Retired President, W.S. Hodge Foundry

         GEORGE E. LOWE, D.D.S.
         Dentist





         PAUL P. LYNCH
         Attorney at Law; President & Chief Executive Officer,
         Lynch Brothers Investments, Inc. (real estate)

         JAMES B. MILLER
         Retired School Administrator

         ROBERT S. MOSS
         President, Associated Contractors of Conneaut Lake, Inc. (gen-eral contractors)

         JOHN R. PERKINS
         Retired Vice President of the Corporation and
         Chairman of the Board of Metropolitan

         WILLIAM A. QUINN
         Retired Vice President of the Corporation and
         Retired Executive Vice President & Cashier of
         First National Bank

         GEORGE A. SEEDS
         President, Findley Welding Supply, Inc.

         WILLIAM J. STRIMBU
         President, Nick Strimbu, Inc. (common carrier)

         ARCHIE O. WALLACE
         Attorney at Law, Partner of Rowley, Wallace, Keck,
         Karson & St. John

         JOSEPH M. WALTON
         Chairman of the Board, Chief Executive Officer &
         Treasurer, Jamestown Paint Co.
         (manufacturer of paint and varnish)

         JAMES T. WELLER
         Chairman of the Board & Chief Executive Officer,
         Liberty Steel Products, Inc. (steel
         processor)

         ERIC J. WERNER, ESQ.
         Chief Administrative Officer, General Counsel and
         Secretary, Werner Co. (manufacturer of climbing products and aluminum extrusions)





         DONNA C. WINNER
         Co-Owner, The Radisson Shenango, Tara - A Country Inn
         The Winner (clothing store)


         EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         WILLIAM J. RUNDORFF
         Executive Vice President of F.N.B. Corporation and
         Vice President of First National Bank

         JOHN D. WATERS
         Vice President & Chief Financial Officer of F.N.B.
         Corporation and Senior Vice President and
         Chief Financial Officer of First National Bank

         JOHN W. ROSE
         Executive Vice President of F.N.B. Corporation